
<ARTICLE>                                           BD
<LEGEND>
     This schedule  contains summary  financial  information  extracted from the
Condensed  Consolidated  Statement of Income and Condensed  Consolidated Balance
Sheet of the Company's  Quarterly  Report on Form 10-Q for the quarterly  period ended March 31,  1999,  and is  qualified  in its  entirety by reference to such financial statements.
</LEGEND>

<MULTIPLIER>                                   1000

<PERIOD-TYPE>                   3-mos
<FISCAL-YEAR-END>                              Dec-31-1999
<PERIOD-END>                                   Mar-31-1999
<CASH>                                           3,190,997
<RECEIVABLES>                                   12,311,085
<SECURITIES-RESALE>                              6,922,726
<SECURITIES-BORROWED>                                    0
<INSTRUMENTS-OWNED>                                316,656
<PP&E>                                             418,890
<TOTAL-ASSETS>                                  23,439,279
<SHORT-TERM>                                       261,732
<PAYABLES>                                      20,501,526
<REPOS-SOLD>                                             0
<SECURITIES-LOANED>                                      0
<INSTRUMENTS-SOLD>                                       0
<LONG-TERM>                                        351,080
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                             4,075
<OTHER-SE>                                       1,714,857
<TOTAL-LIABILITY-AND-EQUITY>                    23,439,279
<TRADING-REVENUE>                                  131,311
<INTEREST-DIVIDENDS>                               323,396
<COMMISSIONS>                                      472,652
<INVESTMENT-BANKING-REVENUES>                            0
<FEE-REVENUE>                                      169,295
<INTEREST-EXPENSE>                                 173,545
<COMPENSATION>                                     390,214
<INCOME-PRETAX>                                    236,092
<INCOME-PRE-EXTRAORDINARY>                         142,867
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                       142,867
<EPS-PRIMARY>                                          .36<F1>
<EPS-DILUTED>                                          .34<F1>

<F1> The   information  has  been  prepared  in  accordance  with SFAS  No. 128.
     Basic and diluted EPS have been entered in place of primary and fully diluted, respectively. Excludes the effects of the two-for-one common stock split declared April 22, 1999, payable July 1, 1999, and contingent upon shareholder approval of a proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock. Voting on this proposed amendment will occur at the May 17, 1999 Annual Meeting of Stockholders.

